Exhibit 99.1

Industrial Tech Acquisitions, Inc. and Arbe Robotics Ltd. Announce Special Meeting Date for Proposed Business Combination

Special meeting of Industrial Tech stockholders scheduled for October 5, 2021

TEL AVIV, Israel and HOUSTON, Texas, Sept. 14, 2021 /PRNewswire/ -- Arbe Robotics Ltd. (“Arbe”), a global leader in next-generation 4D Imaging Radar Solutions, and Industrial Tech Acquisitions, Inc. (“ITAC”) (NASDAQ: ITAC), a publicly traded special purpose acquisition company, today announced that ITAC has scheduled a special meeting of its stockholders that will be held virtually on October 5, 2021, at 10:00 a.m. Eastern Time. Stockholders of record as of August 24, 2021 (the “Record Date”) are eligible to receive notice of and to vote at the special meeting. ITAC also announced that it has filed with the SEC a preliminary proxy statement relating to the special meeting. All stockholders of ITAC are strongly encouraged to review the definitive proxy statement when it is available and to vote as soon as possible in advance of the special meeting. The definitive proxy statement will be made available to ITAC’s stockholders as soon as practicable after clearance from the Securities and Exchange Commission has been obtained.

As previously announced, pursuant to the business combination agreement between the parties, upon the effectiveness of the merger, following stockholder approval and satisfaction of the other closing conditions, each ITAC stockholder will receive one Arbe ordinary share for each share of ITAC common stock owned at the effective time of the merger and each holder of ITAC warrants will receive an Arbe warrant to purchase the same number of Arbe ordinary shares at the same exercise price per share.  The proxy statement will include detailed information concerning Arbe, ITAC, the terms of the merger and the rights of the ITAC stockholders.

Scott Crist, CEO of ITAC, commented, “We are excited to reach this important milestone in the transaction process. We look forward to completing the business combination with Arbe as the company enters its next phase of innovation and growth.”

ITAC Stockholder Vote

Stockholders who own shares of ITAC as of the Record Date should submit their vote promptly and no later than 11:59 p.m. Eastern Time on October 4, 2021. ITAC stockholders who need assistance in completing the proxy card, need additional copies of the proxy materials, or have questions regarding the special meeting may contact ITAC’s proxy solicitor, Laurel Hill Advisory Group, LLC, by telephone at (888) 742-1305 or by email at ITAC@laurelhill.com.

If the business combination is approved by ITAC stockholders, closing is expected to occur shortly following the special meeting, subject to the satisfaction or waiver of the remaining conditions in the business combination agreement. Following the completion of the business combination, the ordinary shares of Arbe will be listed on the Nasdaq Stock Market under the symbol “ARBE,” and its public warrants will be listed under the symbol “ARBEW.”

About Arbe Robotics, Ltd.

Arbe, a global leader in next-generation 4D Imaging Radar Chipset Solutions, is spearheading a radar revolution, enabling truly safe driver-assist systems today while paving the way to full autonomous-driving. Empowering automakers, tier-1 suppliers, autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with advanced sensing and paradigm-changing perception, Arbe’s imaging radar is 100 times more detailed than any other radar on the market and is a mandatory sensor for L2+ and higher autonomy. Arbe is a leader in the fast-growing automotive radar market that has an estimated total addressable market of $11 billion in 2025. Arbe is based in Tel Aviv, Israel, and has an office in the United States.

About Industrial Tech Acquisitions, Inc.

ITAC is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAC is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurs and managers who have the desire and talent to build exceptional companies. The Texas Ventures approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who have the determination to build world-class companies.

Important Notice Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The words “expect,” “believe,” “estimate,” “intend,” “plan”, “anticipate”, “project”, “may”, “should”, “strategy,” “future,” “will,” “project,” “potential” and similar expressions indicate forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry, regulatory and operational factors), known or unknown, which could and are likely to cause the actual results to vary materially from those indicated or anticipated. You should carefully consider the risk factors and uncertainties described in “Risk Factors,” “Arbe’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “ITAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements” and the additional risk described in Amendment No. 3 to the Form F-4 filed by Arbe on September 8, 2021 (the “Registration Statement”) and the Preliminary Proxy Statement on Schedule 14A filed by ITAC on September 10, 2021, as well as the other documents filed by Arbe and ITAC with the SEC, including the possibility that the business combination may not be consummated. Further, since the registration statement on Form F-4 has not been declared effective by the SEC, the final proxy statement/prospectus forming a part of the Form F-4 and the definitive proxy statement sent to ITAC’s stockholders may contain additional risks, which may be material.  The foregoing list of factors is not exhaustive.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may, and are likely to, vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements relate only to the date they were made, and neither Arbe nor ITAC undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.